UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2013

Mobivity Holdings Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-53851	26-3439095
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

58 West Buffalo Road, Suite 200
Chandler, AZ 85225
 (Address of principal executive offices) (zip code)

(866) 622-4261
 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a   Registrant.

On May 3, 2013, Mobivity Holdings Corp. (the “Company”) amended its 10% Senior Secured Convertible Bridge Notes (the “Notes”) due April 15, 2013. Pursuant to the amendment, the maturity date of the Notes has been extended from April 15, 2013 to October 15, 2013.  The amendment was executed by the Company and the holders of Notes in the aggregate principal amount of $3,645,648, representing 76% of the aggregate principal amount of all outstanding Notes.  Pursuant to the terms of the Notes, the maturity date of all of the Notes can be extended upon the consent of the holders of 70% or more of the principal amount outstanding under all of the Notes.  As of the date of this report, the aggregate principal amount of the outstanding Notes is $4,784,720.

Pursuant to the amendment, and in consideration of the extension of the maturity date, the Notes now provide for repayment of principal and interest either (i) in cash, or (ii) at the option of the Holder, in whole or in part, in securities to be issued by Borrower in the Financing at the lower of (a) the same price paid for such securities by other investors investing in the Financing or (b) $.25 per share (subject to adjustment in the event of a stock split, reclassification or the like).

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits	Method Filing
The following exhibit is filed with this report:
Exhibit 99.1	Form of Amendment to 10% Senior Secured Convertible Bridge Notes due October 15, 2013	Filed Electronically herewith

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBIVITY HOLDINGS CORP.

May 9, 2013	By:	/s/ Dennis Becker Dennis Becker, Chief Executive Officer